Exhibit 10.16

JOINDER AND THird LOAN MODIFICATION AGREEMENT

This Joinder and Third Loan Modification Agreement (this “Agreement”) is entered into as of February 28, 2020, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), (b) (i) MTBC, INC. (formerly known as MEDICAL TRANSCRIPTION BILLING, CORP.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Parent”), (ii) MTBC ACQUISITION, CORP., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Acquisition”), (iii) MTBC HEALTH, INC., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Health”), and (iv) MTBC PRACTICE MANAGEMENT, CORP., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Management” and, together with Parent, Acquisition, and Health, jointly and severally, individually and collectively, “Existing Borrower”), and (c) (i) MTBC-MED, INC., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“MTBC-Med”) and (ii) CARECLOUD CORPORATION, a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“CareCloud”, and, together with MTBC-Med jointly, severally, individually and collectively, “New Borrower”, and New Borrower, together with Existing Borrower, jointly, severally, individually and collectively, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Existing Borrower to Bank, Existing Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 13, 2017, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 13, 2017, between Existing Borrower and Bank, as amended and affected by a certain Joinder and First Loan Modification Agreement dated as of September 20, 2018, and as further amended by a certain Second Loan Modification Agreement dated as of November 15, 2019 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. JOINDER TO LOAN AGREEMENT. New Borrower hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints each other Borrower as its agent for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

3. SUBROGATION AND SIMILAR RIGHTS. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law until all Obligations are indefeasibly paid in full (except for inchoate indemnification obligations). Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement, the Loan Agreement or other Loan Documents, each Borrower irrevocably fully subordinates and defers, until all Obligations are indefeasibly paid in full (except for inchoate indemnification obligations) all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 3 shall be null and void. If any payment is made to a Borrower in contravention of this Section 3, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

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4. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets, and all of New Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected first priority security interest to Bank in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of the Loan Agreement to have superior priority to Bank’s lien under the Loan Agreement). New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Any such financing statement may indicate the Collateral as “all assets of Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5. REPRESENTATIONS AND WARRANTIES. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower was named as “Borrower” in the Loan Documents in addition to Existing Borrower.

6. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, as amended the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

7. DELIVERY OF DOCUMENTS. Each Borrower hereby agrees that the following documents shall be delivered to Bank prior to or contemporaneously with delivery of this Agreement, each in form and substance satisfactory to Bank:

a.	a secretary’s corporate borrowing certificate for each New Borrower with respect to such Borrower’s certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Agreement and the other documents required by Bank in connection with this Agreement;

b.	consent of the shareholders of each New Borrower authorizing the execution and delivery of this Agreement and the other documents required by Bank in connection with this Agreement (if required by such New Borrower’s corporate documents);

c.	a long-form Certificate of Good Standing for each New Borrower from the State of Delaware;

d.	the results of a UCC search for each New Borrower indicating that there are no Liens other than Permitted Liens, and otherwise in form and substance satisfactory to Bank;

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e.	a Perfection Certificate for each Borrower;

f.	evidence of insurance (on Acord 28 and Acord 25 certificates, together with endorsements to the liability and property policies, as acceptable to Bank) for each New Borrower; and

g.	such other documents as Bank may reasonably request.

8. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	Borrower hereby acknowledges and agrees that, on or before the date that is thirty (30) days from the date of this Agreement, Borrower will deliver to Bank, in form and substance satisfactory to Bank, (a) an Acord 25 liability insurance certificate, (b) an Acord 28 property insurance certificate, (c) an endorsement to Borrower’s liability insurance policy naming Bank as an additional insured, (d) an endorsement to Borrower’s property insurance policy naming Bank as lender’s loss payable, and (e) endorsements to Borrower’s liability and property insurance policies stating that the insurer will provide Bank with thirty (30) days’ prior written notice before any such policy or policies shall be materially altered or canceled. Borrower acknowledges and agrees that the failure of Borrower to satisfy the requirements set forth in the immediately preceding sentence on or before the date that is thirty (30) days from the date of this Agreement shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9 thereof:

“(a) Liquidity Ratio. Maintain at all times, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.0 to 1.0.”

and inserting in lieu thereof the following:

“(a) Liquidity Ratio. Maintain: (i) at all times during the period commencing on the Effective Date through February 27, 2020, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.0 to 1.0; (ii) at all times during the period commencing on February 28, 2020 through and including September 30, 2020, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.25 to 1.0; and (iii) at all times on and after October 1, 2020, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.0 to 1.0.”

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3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9(b) thereof:

“(ii) to be tested as of the last day of each month commencing with the month ending November 30, 2019, Adjusted EBITDA, measured for the six (6) month period ending on the last day of such month, of at least (A) One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00) for the six (6) month period ending November 30, 2019, (B) One Million Five Hundred Thousand Dollars ($1,500,000.00) for the six (6) month period ending December 31, 2019, (C) One Million Six Hundred Thousand Dollars ($1,600,000.00) for the six (6) month periods ending January 31, 2020, February 29, 2020, and March 31, 2020, (D) One Million Eight Hundred Fifty Thousand Dollars ($1,850,000.00) for the six (6) month periods ending April 30, 2020, May 31, 2020, and June 30, 2020, (E) Two Million Fifty Thousand Dollars ($2,050,000.00) for the six (6) month periods ending July 31, 2020, August 31, 2020, and September 30, 2020, and (F) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) for the six (6) month period ending October 31, 2020 and for the six (6) month period ending on the last day of each month thereafter.”

and inserting in lieu thereof the following:

“(ii) to be tested as of the last day of each month set forth below commencing with the month ending November 30, 2019, Adjusted EBITDA, measured for the six (6) month period ending on the last day of such month, of at least (A) One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00) for the six (6) month period ending November 30, 2019 and (B) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) for the six (6) month period ending October 31, 2020 and for the six (6) month period ending on the last day of each month thereafter.”

4	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(f) Indebtedness consisting of the financing of insurance premiums not exceeding Four Hundred Fifty Thousand Dollars ($450,000.00) in the aggregate outstanding at any time; and”

and inserting in lieu thereof the following:

“(f) Indebtedness consisting of the financing of insurance premiums not exceeding Six Hundred Thousand Dollars ($600,000.00) in the aggregate outstanding at any time; and”

5	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“CareCloud” is CareCloud Corporation, a Delaware corporation.”

“MTBC-Med” is MTBC-Med, Inc., a Delaware corporation.”

6	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

“Borrower” means, individually and collectively, jointly and severally, Parent Borrower, Acquisition, Health and Management.”

and inserting in lieu thereof the following:

“Borrower” means, individually and collectively, jointly and severally, Parent Borrower, Acquisition, Health, Management, MTBC-Med and CareCloud.”

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7	The Loan Agreement shall be amended in the definition of Permitted Investments in Section 13.1 thereof by (i) deleting “and” appearing at the end of subsection (g) and (ii) deleting subsection (h) in its entirety and inserting in lieu thereof:

“(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

(i) Investments by Borrower in an independent telehealth entity in an aggregate amount not to exceed One Million Dollars ($1,000,000.00).”

8	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

9. FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Two Thousand Five Hundred Dollars ($2,500.00), which fee shall be fully earned, due and payable as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

10. PERFECTION CERTIFICATES.

(a) Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 28, 2020 (the “Parent Perfection Certificate”) delivered by Parent to Bank, and acknowledges, confirms and agrees that the disclosures and information Parent provided to Bank in the Parent Perfection Certificate have not changed, as of the date hereof.

(b) Acquisition hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 28, 2020 (the “Acquisition Perfection Certificate”) delivered by Acquisition to Bank, and acknowledges, confirms and agrees that the disclosures and information Acquisition provided to Bank in the Acquisition Perfection Certificate have not changed, as of the date hereof.

(c) Health hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 28, 2020 (the “Health Perfection Certificate”) delivered by Health to Bank, and acknowledges, confirms and agrees that the disclosures and information Health provided to Bank in the Health Perfection Certificate have not changed, as of the date hereof.

(d) Management hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 28, 2020 (the “Management Perfection Certificate”) delivered by Management to Bank, and acknowledges, confirms and agrees that the disclosures and information Management provided to Bank in the Management Perfection Certificate have not changed, as of the date hereof.

(e) In connection with this Agreement, MTBC-Med delivered to Bank a Perfection Certificate signed by MTBC-Med dated as of the date of this Agreement (the “MTBC-Med Perfection Certificate”). MTBC-Med represents and warrants to Bank that: (i) MTBC-Med’s exact legal name is that indicated on the MTBC-Med Perfection Certificate and on the signature page hereof; and (ii) MTBC-Med is an organization of the type, and is organized in the jurisdiction, set forth in the MTBC-Med Perfection Certificate; and (iii) the MTBC-Med Perfection Certificate accurately sets forth MTBC-Med’s organizational identification number or accurately states that MTBC-Med has none; (iv) the MTBC-Med Perfection Certificate accurately sets forth MTBC-Med’s place of business, or, if more than one, its chief executive office as well as MTBC-Med’s mailing address if different, and (v) all other information set forth on the MTBC-Med Perfection Certificate pertaining to MTBC-Med is accurate and complete.

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(f) In connection with this Agreement, CareCloud delivered to Bank a Perfection Certificate signed by CareCloud dated as of the date of this Agreement (the “CareCloud Perfection Certificate”). CareCloud represents and warrants to Bank that: (i) CareCloud’s exact legal name is that indicated on the CareCloud Perfection Certificate and on the signature page hereof; and (ii) CareCloud is an organization of the type, and is organized in the jurisdiction, set forth in the CareCloud Perfection Certificate; and (iii) the CareCloud Perfection Certificate accurately sets forth CareCloud’s organizational identification number or accurately states that CareCloud has none; (iv) the CareCloud Perfection Certificate accurately sets forth CareCloud’s place of business, or, if more than one, its chief executive office as well as CareCloud’s mailing address if different, and (v) all other information set forth on the CareCloud Perfection Certificate pertaining to CareCloud is accurate and complete.

Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the “Perfection Certificate” shall mean and include, collectively, the Parent Perfection Certificate, the Acquisition Perfection Certificate, the Health Perfection Certificate, the Management Perfection Certificate, the MTBC-Med Perfection Certificate, and the CareCloud Perfection Certificate.

11. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

12. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

13. RELEASE BY BORROWER.

A.	FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

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C.	By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.	This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1	Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

2	Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

3	The terms of this Agreement are contractual and not a mere recital.

4	This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

5	Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

14. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Agreement.

15. COUNTERSIGNATURE. This Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

EXISTING BORROWER:		BANK:

MTBC, INC.		SILICON VALLEY BANK

By	/s/ Bill Korn	By	/s/ Michael McMahon
Name:	Bill Korn	Name:	Michael McMahon
Title:	CFO	Title:	Director

MTBC ACQUISITION, CORP.

By	/s/ Bill Korn
Name:	Bill Korn
Title:	CFO

MTBC HEALTH, INC.

By	/s/ Bill Korn
Name:	Bill Korn
Title:	CFO

MTBC PRACTICE MANAGEMENT, CORP.

By	/s/ Bill Korn
Name:	Bill Korn
Title:	CFO

[Signatures continue on the next page]

NEW BORROWER

MTBC-MED, INC.

By	/s/ Bill Korn
Name:	Bill Korn
Title:	CFO

CARECLOUD CORPORATION

By	/s/ Bill Korn
Name:	Bill Korn
Title:	CFO

SCHEDULE 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:_________________
FROM:	MTBC, INC., MTBC ACQUISITION, CORP.,
MTBC HEALTH, INC., MTBC PRACTICE
MANAGEMENT, CORP., MTBC-MED, INC. and
CARECLOUD CORPORATION

The undersigned authorized officer of MTBC, INC., MTBC ACQUISITION, CORP., MTBC HEALTH, INC., MTBC PRACTICE MANAGEMENT, CORP., MTBC-MED, INC. and CARECLOUD CORPORATION (jointly and severally, individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited) on Form 10-K	Within 5 days after filing with SEC
10-Q and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Repeatable Revenue Reports	Monthly within 30 days	Yes No
Board-approved projections	FYE within 30 days, and as updated/ amended	Yes No

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Liquidity Ratio (at all times; tested monthly)	> ____* : 1.0	______ : 1.0	Yes No
Adjusted EBITDA (trailing six-month; tested monthly)	> _______**	______ : 1.0	Yes No N/A

* As set forth in Section 6.9(a) of the Agreement

** As set forth in Section 6.9(b) of the Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

MTBC, INC. MTBC ACQUISITION, CORP. MTBC HEALTH, INC. MTBC PRACTICE MANAGEMENT, CORP. MTBC-MED, INC. CARECLOUD CORPORATION By: Name: Title:

BANK USE ONLY

Received by: _____________________

authorized signer

Date:       _________________________

Verified: ________________________

authorized signer

Date:       _________________________

Compliance Status:  Yes  No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I. Liquidity Ratio (at all times) (tested monthly) (Section 6.9(a))

Required: > ____*: 1.0

*As set forth in Section 6.9(a) of the Agreement

Actual:     ___ : 1:0

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained with Bank and Bank’s Affiliates	$

B.	Aggregate value of Borrower’s net billed accounts receivable	$

C.	The sum of lines A and B	$

D.	All obligations and liabilities of Borrower to Bank (other than any obligations related to Bank Services that are secured by specifically pledged and segregated cash on terms and in amounts satisfactory to Bank in its sole discretion)	$

E.	Liquidity Ratio (line C divided by line D)

Is line E equal to or greater than the amount set forth above?

                      ___________No, not in compliance                       __________Yes, in compliance

II. Adjusted EBITDA (trailing six-month) (tested monthly) (Section 6.9(b))

Required: $_________________**

**As set forth in Section 6.9(b) of the Agreement.

Actual:    $_________________

A.	Net Income		$__________

B.	To the extent included in the determination of Net Income

	1.	Interest Expense	$__________

	2.	Income tax expense	$__________

	3.	Depreciation	$__________

	4.	Amortization expense	$__________

	5.	Non-cash stock-based compensation expense	$__________

	6.	Stock-based compensation payable in cash (not to exceed $250,000 per fiscal year)	$__________

	7.	Foreign currency gains and losses	$__________

	8.	Gain or loss resulting from the change in the value of contingent consideration and non-recurring transaction and integration costs related to acquisitions that occurred prior to the Effective Date	$__________

9.

Gain or loss resulting from the change in the value of contingent consideration and non-recurring transaction and integration costs related to acquisitions occurring on or after the Effective Date to the extent approved by Bank on a case-by-case basis in its sole discretion

$__________

	10.	The sum of lines 1 through 9	$__________

C.	Unfinanced capital expenditures		$__________

D.	Capitalized software expenses		$__________

E.	The sum of lines C and D

F.	Adjusted EBITDA (line A plus line B.10 minus line E)		$__________

Is line F equal to or greater than the required amount set forth above?

                              ____________ No, not in compliance                      __________Yes, in compliance

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